EXHIBIT 99.1

Upexi Preannounces Revenue of $27.3 Million for Fiscal 2024 First Quarter and Reschedules Financial Results Conference Call for November 20th at 4:30 PM ET

Tampa, FL, November 14, 2023 (ACCESSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced preliminary and unaudited financial results for the fiscal 2024 first quarter ended September 30, 2023.

Based on a preliminary and unaudited review, the Company anticipates:

•	Revenue of approximately $27.3 million, an increase of 136% year-over-year and 53.2% sequentially, and above the previously issue revenue guidance range of $26 million to $27 million.

•	Adjusted EBITDA of approximately $700,000 as compared to an Adjusted EBITDA loss of approximately $525,000, approximately a $1.2 million improvement year-over-year.

Management has rescheduled its conference call for Monday, November 20, 2023 at 4:30 p.m. ET, to discuss its financial results for the first quarter of fiscal 2024 and provide a business update.

Financial Results Conference Call

Event:	Fiscal 2024 First Quarter Financial Results Conference Call

Date:	Monday, November 20, 2023

Time:	4:30 p.m. Eastern Time

Live Call:	1-877-300-8521 (U.S. Toll-Free) or 1-412-317-6026 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1641098&tp_key=e91f34a943

For those unable to join the conference call, a dial-in replay of the call will be available until December 4, 2023 and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 10183924. Additional details are available under the Investor Relations section of the Company's website: https://upexi.com/investors.

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive our growth, we have acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies and will look for opportunities in the future.

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company's measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company's financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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